UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2025, XTI Aerospace, Inc., a Nevada corporation (the “Company”), filed a certificate of amendment (the “Reverse Stock Split Amendment”) to its Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), with the Secretary of State of the State of Nevada to effect a reverse stock split of its outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-250, effective as of 12:01 a.m., Eastern Time, on January 10, 2025 (the “Reverse Stock Split”).

On January 7, 2025, the Company entered into a Placement Agency Agreement (the “Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to various investors, in a best efforts public offering (the “Offering”), an aggregate of 1,454,546 shares of Common Stock on a post-Reverse Stock Split basis (363,636,364 shares of Common Stock on a pre-Reverse Stock Split basis) (the “Shares”), at an offering price of $13.75 per Share on a post-Reverse Stock Split basis ($0.055 per Share on a pre-Reverse Stock Split basis). The Company is expected to receive gross proceeds of approximately $20 million in connection with the Offering, before deducting placement agent fees and other offering expenses payable by the Company. The Offering is expected to close on January 10, 2025.

As part of its compensation for acting as placement agent for the Offering, the Company also agreed to issue to the Placement Agent, warrants (the “Placement Agent Warrants”) to purchase 72,727 shares of Common Stock on a post-Reverse Stock Split basis (18,181,818 shares of Common Stock on a pre-Reverse Stock Split basis) (the “Placement Agent Warrant Shares”). The Placement Agent Warrants are exercisable commencing January 10, 2025, expire January 8, 2030 and have an exercise price of $17.1875 per share on a post-Reverse Stock Split basis ($0.06875 per share on a pre-Reverse Stock Split basis).

The Reverse Stock Split is a condition to the closing of the Offering. Accordingly, the Shares and the Placement Agent Warrants issued at the closing of the Offering will be issued on a post-Reverse Stock Split basis.

The Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered and sold pursuant to a registration statement on Form S-3 (File No. 333-279901), which was filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2024, as amended on June 14, 2024, and was declared effective by the Commission on June 18, 2024 (the “Registration Statement”), the base prospectus included therein, as amended and supplemented by the prospectus supplement dated January 7, 2025. A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares is attached as Exhibit 5.1 hereto.

Pursuant to the terms of the Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering and to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $175,000. The Company further agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for a period of 30 days from January 7, 2025, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, for a period of 90 days from January 7, 2025.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In accordance with the terms of the Certificate of Designations of Preferences and Rights of the Company’s Series 9 Preferred Stock (“Certificate of Designations”), the Company obtained a written consent, effective as of January 7, 2025 (the “Series 9 Offering Consent”), from 3AM Investments LLC (an entity controlled by Nadir Ali, the Company’s former Chief Executive Officer and a former director of the Company) (“3AM”), which is the Required Holder (as defined in the Certificate of Designations) of the Series 9 Preferred Stock, pursuant to which such Required Holder consented to the issuance of securities in the Offering in consideration for the Company’s agreement to pay 20% of the gross proceeds from this offering, which is equal to approximately $4 million (the “Payment Amount”), which payment shall be processed within five business days following the closing of the Offering, (a) first, to those certain employees and other service providers, including Nadir Ali, Wendy Loundermon (the Company’s former Chief Financial Officer and a former director of the Company) and Soumya Das (the Company’s Chief Executive Officer of its Real Time Location System Division and a current director of the Company) (the “Bonus Plan Recipients”), entitled to bonuses payable pursuant to that certain Transaction Bonus Plan, adopted on July 24, 2023, as amended from time to time (“Bonus Plan Payments”); and (b) second, to the extent the Bonus Plan Payments have been fully satisfied, any remaining portion of the Payment Amount shall be applied to the redemption of outstanding shares of the Series 9 Preferred Stock.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Agreement, the Placement Agent Warrants and the Lock-Up Agreements are not complete and are qualified in their entirety by references to the full text of the Agreement, the form of Placement Agent Warrant and the form of Lock-Up Agreement, which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On December 23, 2024, the Company entered into an exchange agreement with a holder of shares of the Company’s Series 9 Preferred Stock pursuant to which the Company and the holder agreed to exchange 429 shares of Series 9 Preferred Stock with an aggregate stated value of $450,450 (the “Preferred Shares”) for 10,475,581 shares of Common Stock (the “Exchange Shares”) at an effective price per share of $0.043. The Company issued the Exchange Shares to the holder on December 26, 2024, at which time the Preferred Shares were cancelled. The Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that (a) the Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of January 10, 2025, the Company has 1,848,121 shares of Common Stock outstanding on a post-Reverse Stock Split basis (subject to adjustment in connection with the rounding of fractional shares), which excludes the Shares to be issued at the closing of the Offering.

Because the Exchange Shares constituted less than 5% of the outstanding Common Stock as of December 23, 2024, the disclosure under this Item 3.02 is being disclosed voluntarily.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2025, the Company filed the Reverse Stock Split Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split at a ratio of 1-for-250, effective as of 12:01 a.m., Eastern Time, on January 10, 2025. As previously reported by the Company, the Company held its 2024 annual meeting of stockholders on December 27, 2024 (the “Annual Meeting”), at which meeting, the Company’s stockholders approved the amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-250, with such ratio to be determined by the Company’s board of directors (the “Board”). Following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-250 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 250 shares of issued and outstanding Common Stock was automatically combined into one issued and outstanding share of Common Stock. The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on January 10, 2025. The trading symbol for the Common Stock will remain “XTIA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 98423K 405.

No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder would otherwise have held a fractional share, the stockholder received, in lieu of the issuance of such fractional share, one whole share of Common Stock. The conversion or exercise price of and the number of shares issuable under the Company’s outstanding securities convertible into or exercisable for Common Stock adjusted on a per holder basis, and if, as a result of the Reverse Stock Split, the number of shares issuable under any securities convertible into or exercisable for Common Stock would have included a fractional share, such share amount was rounded up to the next whole share amount, on a per holder basis. The number of shares of Common Stock available for future issuance under the Company’s 2018 Employee Stock Incentive Plan did not adjust as a result of the Reverse Stock Split.

Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the process for exchanging shares. Those stockholders holding Common Stock in “street name” will receive instructions from their brokers.

The description of the Reverse Stock Split Amendment is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Reverse Stock Split Amendment, a copy of which is filed herewith as Exhibit 3.1 and which is incorporated herein by reference.

Item 8.01 Other Events.

On January 7, 2025, the Company issued a press release announcing the pricing of the Offering.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At-the-Market (ATM) Program and Series 9 Preferred Stock Holder’s Consent

As previously disclosed, on November 17, 2024, the Company entered into a Consent Waiver and Release (the “November 2024 Consent”) with 3AM and Streeterville Capital, LLC (“Streeterville”, and together with 3AM, the “Series 9 Holders”), each as a Required Holder of Series 9 Preferred Stock. Pursuant to the November 2024 Consent, among other things, the Series 9 Holders authorized the Company to raise up to an additional $5,000,000 (the “ATM Increase”) under the Company’s “at the market” offering program pursuant to that certain Equity Distribution Agreement, dated as of July 22, 2022, by and between the Company and Maxim Group LLC, the Company’s sales agent, as amended from time to time (the “ATM”) in consideration for the Company’s agreement to pay 20% of the proceeds it receives from sales under the ATM in connection with the ATM Increase (the “Redemption Proceeds”) to the Series 9 Holders to redeem a portion of their Series 9 Preferred Stock, to be distributed as follows: (i) 75% of the Redemption Proceeds to Streeterville (15% of all proceeds received from sales under the ATM) (“15% Redemption Amount”), and (ii) 25% of the Redemption Proceeds to 3AM (5% of all proceeds received from sales under the ATM).

On December 23, 2024, the Company received a consent and waiver (the “December 2024 Consent”) from the Required Holder of the Series 9 Preferred Stock, authorizing the Company to raise up to an additional $5,000,000 under the ATM in consideration for the Company’s agreement to allocate the 15% Redemption Amount to the Bonus Plan Recipients, in lieu of 3AM, as the remaining holder of Series 9 Preferred Stock, following the date on which Streeterville no longer owns any shares of Series 9 Preferred Stock. As of the date of this Current Report on Form 8-K, Streeterville no longer owns Series 9 Preferred Stock.

Nasdaq Hearing

On July 9, 2024, Nasdaq notified the Company that for the last 30 consecutive trading days, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 6, 2025, to regain compliance with the Bid Price Rule.

On November 7, 2024, the Company received a letter (the “Low Price Deficiency Letter”) from Nasdaq indicating that the bid price for the Common Stock had closed below $0.10 per share for the 10-consecutive trading day period ended November 6, 2024 and, accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”). As a result, Nasdaq determined to delist the Common Stock from the Nasdaq Capital Market (the “Delisting Determination”). In accordance with the Low Price Deficiency Letter, on November 14, 2024, the Company timely requested a hearing before a Hearings Panel (the “Panel”) to appeal the Delisting Determination, which stayed the delisting and suspension of the Common Stock pending the decision of the Panel.

The hearing was held on January 9, 2025, at which time the Company presented its plans to regain and sustain compliance with the Bid Price Rule. It is the Company’s understanding that the Panel typically issues its decision within 30 days after the hearing. However, there can be no assurance that Nasdaq will accept the Company’s plan of compliance or grant the Company any additional time to demonstrate its ability to regain and sustain compliance with the continued listing requirements over the long term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, effective as of January 10, 2025

4.1	Form of Placement Agent Warrant

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1	Placement Agency Agreement, dated January 7, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC

10.2	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: January 10, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer